Exhibit 10.1
[Chinese to English translation]
Golden Trust Magnesium Industry Co., Ltd.
Equity Transfer Contract

Entered by
CDI China, Inc.
(Party A)
And
Marvelous Honor Holdings Inc. Shareholders: Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin Cui
(Party B)
Marvelous Honor Holding Inc.
(Target Company)
And
Golden Trust Magnesium Industry Co. Ltd
And
Kong Tung

August 30, 2011

Table of Contents

	Preface	3
1.	Definitions and Interpretation	3
2.	Parties in the Contract	3
3.	Transaction Target	4
3.8	Golden Trust	6
4	Transaction Price, Payment and Closing	7
5	Transaction Process and Delivery	11
7	Business Operations	13
8	Non-Competition	14
9	Labor Management	14
10	Taxes and Insurance	15
11	Representations, Warranties and Indemnification	16
12	Breach of Contract	17
13	Duties of Confidentiality	18
14	Force Majeure	19
15	Disputes Resolutions	19
16	Miscellaneous Provisions	20
Exhibit II	Definition and Interpretation	27
Exhibit II	Investment Letter	30

Equity Transfer Contract

This contract (the “Contract”) was entered by and between the following parties at Taiyuan China, on August 30, 2011 by CDI China, Inc., a Florida corporation its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441 (“Party A” or “CDII China”); and Marvelous Honor Holding Inc. (“Marvelous” or “Target Company”), Marvelous is a Brunei registered company with its registered address at Rm51,5th Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam, Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin Cui (“Party B”); Golden Trust Magnesium Industry Co. Ltd., a limited liability company established and existing under the laws of China with its registered address at Loudong Village, Gucheng Town, Xiaoyi City, Shanxi Province, China (hereinafter referred to as “Golden Trust” ) and Kong Tung.

Preface

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the Parties have agreed to enter into this Contract in accordance with the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, Company Law of the People's Republic of China, Contract Law of the People’s Republic of China and other applicable laws and provisions of this Contract.

Now the Parties hereby agree as follows:

1.	Definitions and Interpretation
Unless the terms or context of this Contract otherwise provide, this Contract shall be interpreted in accordance with, and each of the terms used herein shall have the meaning ascribed to it in Exhibit I.

2.	Parties in the Contract
2.1	Profiles of Parties in the Contract
Parties in the Contract are as follows:
(a) Party A: CDI China, Inc., a Florida corporation with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441 (“CDI China”);
Authorized Representative of CDI China: Yuejian Wang
Title：Chief Executive Officer
Nationality: U.S.

(b) Party B: Shareholders of Marvelous Honor Holding Inc.:
The shareholders of Marvelous are Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin Cui, among which, Lianling Dong owns 31.59% interest, Ping Liu owns 12.99% interest, Jianzhong Ju owns 18.39% interest, Lifei Huang owns 18.52% interest, Xuming Cui owns 18.52% interest.

Marvelous is a Brunei registered company with its registered address at Rm51,5th Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam.
Authorized Representative : Xiaorui Su
Title：Executive Director, Legal Representative
Nationality: China HongKong

(c)	Target Company: Marvelous Honor Holding Inc.
Marvelous is a Brunei registered company with its registered address at Rm51,5th Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam.
Authorized Representative : Xumin Cui
Title：Executive Director, Legal Representative
Nationality: China HongKong

(d)
Golden Trust Magnesium Industry Co. Ltd., a limited liability company established and existing under the laws of China with its registered address at Loudong Village, Gucheng Town, Xiaoyi City, Shanxi Province, China

Authorized Representative : Kong Tung
Title：Chairman, Legal Representative
Nationality: China Hong Kong

(e)	Kong Tung:
Nationality: China Hong Kong

2.2	Replacement of Authorized Representatives of Parties
Each Party has the right to replace its own legal person or authorized representative. If the replacement occurs, the Party shall notice the other two Parties the name, title, and nationality of its new legal person or authorized representative in a timely manner.

3.	Transaction Target
3.1	Target Company Name
The name of the Target Company is Marvelous Honor Holding Inc.

3.2	Target company of the Transaction
Assignee hereby agrees that Target Company of the transaction was formed under British Virgin Islands Company Law, and other applicable laws and provisions of this Contract. The legal representative is Xumin Cui.

3.3	Registered Address of the Target Company
The registered address of the Target Company is Rm51,5th Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam.

3.4 Registration Information of the Target Company
The registration number of Marvelous is NBD/10311. Marvelous has five shareholders: Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin CuiChun Oi Li andXiaorui Su (Lianling Dong owns a 31.59% interest, Ping Liu owns a 12.99% interest, Jianzhong Ju owns an 18.39% interest, Lifei Huang owns an 18.52% interest, and Xuming Cui owns an 18.52% interest).

 The Target Company doesn’t have any other options, warranties, and other Contract, plan, and commitment regarding shares. Target Company does not have any contractual obligations regarding shares repurchase, shares re-subscription and other debt, loan and interment etc. Target Company does not have any subsidiaries and branches.

The following is the list of the current owners of 100% of the ownership interests in the Target Company:

Name	Ownership Interest
Lianling Dong	31.59%
Ping Liu	12.99%
Jianzhong Ju	18.39%
Lifei Huang	18.52%
Xumin Cui	18.52%

Except as set forth above, there are no options, subscriptions or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Target Company relating to ownership of an equity interest in the Target Company to issue or sell any ownership interest or options, warrants, convertible securities, subscriptions or other equity interests in the Target Company. There are no outstanding contractual obligations of the Target Company to repurchase, redeem or otherwise acquire any ownership interest in the Target Company or make any other distribution in respect thereof or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise). The Target Company does not have any subsidiaries.

The Ownership Interests in the Target Company listed in the table above are duly authorized, validly issued, fully paid and nonassessable and each such interest owned by the person or entity listed above is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Target Company’s voting rights, charges and other encumbrances of any nature whatsoever.

3.5 Limited Liability Company
The Target Company is formed as a limited liability company. Any owner of an Ownership Interest is liable only up to its contributed portion of its registered capital in the Target Company. The Target Company shall assume all liabilities to its creditors against its assets.

3.6 Applicable British Virgin Islands Laws
The Target Company is a separate legal entity underBrunei laws. The Target Company is under both the jurisdiction and protection of applicable Brunei laws. The conduct of the Target Company shall abide by applicable Bruneilaws.

3.7      Party A will acquire a one hundred (100%) percent interest in the Target Company from Party B ( the “Acquired Interest”). Party A will enter into a separate Equity Transfer Agreement with Yuwei Huang to acquire the 27.5% interest in Golden Trust owned by Baotou Chang as trustee for Yuwei Huang. After the completion of the acquisition of Marvelous, the ownership interests in the Target Company will be as follows:

Name	Ownership Interest
CDI China, Inc.	100%

The sole asset of Marvelous is its ownership interest in Golden Trust.  As of the Closing Date, Marvelous shall have no liabilities.

3.8	Golden Trust

Party B and Golden Trust represent and warrant to Party A that Golden Trust was formed under the Laws of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment, and other applicable laws and provisions of this Contract.

3.8.1	Registered Address of Golden Trust
The registered address of Golden Trust is Loudong Village, Gucheng Town, Xiaoyi City, Shanxi Province, China.

3.8.2	Registration Information of the Target Company
The registered capital of Golden Trust is RMB 25,000,000. The business license number is 140000400015520. Marvelous Honor Holdings Inc. (“Marvelous”) and Baoutou Changxin Magensium Industry Co., Ltd. as trustee for Yuwei Huang respectively own 72.5% and 27.5% of Golden Trust’s shares.

The following is the list of the current owners of 100% of the ownership interests in the Target Company:

Name	Ownership Interest
Marvelous	72.5%
Baotou Changxin as trustee for Yuwei Huang	27.5%

Except as set forth above, there are no options, subscriptions or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Golden Trust relating to ownership of an equity interest in Golden Trust to issue or sell any ownership interest or options, warrants, convertible securities, subscriptions or other equity interests in Golden Trust. There are no outstanding contractual obligations of Golden Trust to repurchase, redeem or otherwise acquire any ownership interest in Golden Trust or make any other distribution in respect thereof or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise). Golden Trust does not have any subsidiaries.

The Ownership Interests in Golden Trust listed in the table above are duly authorized, validly issued, fully paid and nonassessable and each such interest owned by the person or entity listed above is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

3.8.3	Limited Liability Company
Golden Trust is formed as a limited liability company. Any owner of an Ownership Interest is liable only up to its contributed portion of its registered capital in Golden Trust. Golden Trust shall assume all liabilities to its creditors against its assets.

3.8.4	Applicable Chinese Laws
Golden Trust is a separate legal entity under Chinese laws. Golden Trust is under both the jurisdiction and protection of applicable Chinese laws. The conduct of Golden Trust shall abide by applicable Chinese laws.

3.8.5              Party A will acquire a seveny two and one-half (72.5%) percent interest in Golden Trust by virtue of its acquisition of Marvelous from Party B.  In addition, Party A will enter into a separate Equity Transfer Agreement with Baotou Chang as trustee for Yuwei Huang and Mr. Huang to acquire the 27.5% interest in Golden Trust beneficially owned by Mr. Huang. After the completion of these two acquisitions, the ownership interests in Golden Trust will be as follows:

Name	Ownership Interest in Golden Trust
Marvelous Honor Holdings, Inc. (owned 100% by CDI China, Inc.)	72.5%
Baotou Chang as trustee for CDI China, Inc.	27.5%
Total	100.0%

4           Transaction Price, Payment and Closing

4.1  Party A shall purchase the Acquired Interest in the Target Company from Party B on the Closing Date as hereinafter defined. The purchase price for the Acquired Interest (the “Purchase Price”) shall be RMB 54,375,000 (the “Base Price”) plus an amount equal to 72.5% of Golden Trust’s “Net Other Assets”. “Net Other Assets” are defined as Golden Trust’s Total Current Assets less total Liabilities as set forth in the Closing Acquisition Balance Sheet, as hereinafter defined, up to a maximum of RMB 6,000,000 (approximately US $1,000,000). The “Closing Acquisition Balance Sheet is defined as Golden Trust’s balance sheet as of the end of the month prior to the Closing Date. If the Net other assets of Golden Trust as set forth in the Closing Acquisition Balance Sheet exceed RMB 6,000,000, Golden Trust shall distribute to its shareholders Current Assets in an amount equal to such excess.  The Parties shall agree on the specific assets that Golden Trust may distribute under this section.  Also, if any of Golden Trust’s Current Assets included on the Closing Acquisition Balance Sheet are impaired, uncollected or written off within one year of the Closing Date, the Purchase Price shall be reduced by 72.5% of such reduction and Party B shall return to CDII a number of its shares of common stock equal to such amount based on the exchange rate and stock price for the CDII common stock set forth below.

Purchase Price = Base Price + (Net Other Assets equal to or less than RMB 6,000,000 X 72.5%

The following is an example of how the purchase Price may be computed assuming Net Other Assets equals RMB 6,000,000:

	Gross Amount (RMB)	Net Amount (RMB)
Base Price (including Appraisal Value and the Spare Parts Value)	75,000,000	54,375,000
Target Company Net Other Assets	6,000,000	4,350,000
Total Estimated Purchase Price	81,000,000	58,725,000

The Purchase Price is payable as set forth in Section 4.2 below. In this Contract, the exchange rate shall be equal to the U.S. dollar to Renminbi exchange rates authorized by the China Foreign Exchange Trading Center and published by the People’s Bank of China on the day prior to the date this Contract is signed (on August 29, 2011, the exchange rate is 6.3883). The CDII stock price for purposes of computing the number of shares of CDII common stock to be issued as partial payment for the Purchase Price shall be the average closing price ($0.946) of CDII’s common stock on the Nasdaq Stock Market during the 10 trading days from August 15, 2011 to August 26, 2011.

4.2	Payment

Subject to adjustment as provided for in Section 4.1 above, Party A agrees to pay the Purchase Price to Party B as follows:

4.2.1
Within 15 business days after the Closing Date, Party A shall deliver 4,858,661 shares of CDII common stock equal to the U.S. dollar equivalent of RMB 29,362,500 to Party B or Party B’s designated party.

4.2.2        Subject to completion of the conditions set forth in Section 5, Party A shall deliver  4,858,661 shares of CDII common stock equal to the U.S. dollar equivalent of RMB 29,362,500 to Party B or Party B’s designated party.

4.3	Closing

4.3.1 Closing.  The date of closing (“Closing Date”) of the transactions contemplated by this Contract shall occur following completion of the conditions set forth in Section 4.4, and upon delivery of the Purchase Price as described in Section 4.2 herein. The Closing shall take place at a mutually agreeable time and place but in no event later than December 31, 2011.

4.3.2 Closing Events.  At the Closing, Party A and Party B shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Contract to be so delivered at or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

4.3.3 Termination.  This Contract may be terminated by the Board of Directors of CDII or Party A only in the event that Party B or Target Company do not meet the conditions precedent set forth in Section 4.4.  If this Contract is terminated pursuant to this section, this Contract shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

4.4	Conditions to Close

4.4.1 The obligations of Party A and CDII under this Contract are subject to the satisfaction, at or before the Closing Date, of the following conditions:

4.4.2 Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Party B, Target Company and Golden Trust in this Contract were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Contract).  Party B, Target Company and Golden Trust shall have performed or complied with all covenants and conditions required by them under this Contract to be performed or complied with prior to or at the Closing Date.

4.4.3 Approval by CDII’s Shareholders. This Contract shall have been approved by CDII’s shareholders as provided for in CDII’s by-laws and as required by Applicable Laws and the applicable NASDAQ Market Place Rules and Regulations.

4.4.4 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

4.4.5 Party B shall have signed such document or documents as reasonably requested by Party A to transfer any and all beneficial interest it has in the Acquired Interest to Party A.

4.4.6 Yuwei Huang and Baotou Chang shall have entered into an agreement with Party A for the sale of  the 27.5% ownership interest in Golden Trust on such terms and conditions mutually agreeable to Yuwei Huang and Party A.

4.4.7 Party A shall have determined that no consent or approval by any third parties or any governmental authority is required to complete the sale of the Acquired Interest by Party B to Party A.

4.4.8 Golden Trust shall have entered into an amendment to the Land Lease Agreement dated January 5, 2003 for use of the real estate used by Golden Trust in the operation of its business to correct any title defects as may be reasonably required by Party A (the “Land Lease Amendment”).

5 Transaction Process and Delivery
5.1  Payment.
All Parties agree that the Purchase Price shall be paid according to section 4.2 of this Contract.

5.2 Title Transfer
When Party B receives the initial payment, Party B shall complete the title transfer of the Acquired Interest within 45 business days and formally provide the relevant certificate of equity ownership to Party A. The certificate of equity ownership and title transfer process referred to herein includes but is not limited to the Stock Rights Record certificate, registration of Equity Ownership Change for Foreign-invested Joint Venture, and Party B’s other obligations under this Contract (the “Post Closing Title Transfers”). Party B is responsible for all the cost associated with the Post Closing Title Transfers. In addition, Party B shall cooperate with Party A in Party B’s efforts to complete a valid transfer of the Acquired Interest.

5.3 Delivery at Closing and Post Closing Obligations

5.3.1 Party A’s purchase of the Acquired Interest is based on the net equity of Golden Trust as set forth in the Financial Statements, as hereinafter defined and Marvelous’ balance which shall reflect its investment in Golden Trust and no other assets or liabilities. The assets shall be transferred in accordance with the audited results on the assets and the condition of operations of Golden Trust that are determined by the auditing firm Sherb & Co., LLP; both Party A and B shall send staff to verify the relevant assets and equipment of Golden Trust, and compile reconciliation schedules. The authorized representatives of both parties shall duly sign to confirm the completion of transfer in assets and equipments, and record in Golden Trust’s book such changes. Party B and Golden Trust represents and warrants that, except as permitted by this Contract since the June 30, 2011 date of the Financial Statements, there has not been:

(a)           any sale, lease or other disposition of any of Golden Trust or the Target Company’s assets, other than in the ordinary course of business;

(b)           any damage, destruction, loss or other change (whether or not insured) materially and adversely affecting Golden Trust or the Target Company’s assets;

(c)           any loans or advances or charges, which in any way create a lien on Golden Trust or the Target Company’s assets that are not included in the Financial Statements; or

(d)           any write offs of any debt, contingency or other reserve against Golden Trust or the Target Company’s accounts receivables included in the Financial Statements.

5.3.2 Delivery of Engineering Project Information: Besides Certificate of the Use of State-owned Land, Land Use Planning Permit, Construction Engineering Planning Permit, Party B shall deliver a copy of all the documents and technological information of Golden Trust to Party A, including but not limited to:

1)	The documents related to the founding of engineering projects and any changes;
2)	Contracts for engineering design and blue prints;
3)	Construction contracts;
4)
Contracts to purchase and install equipment and materials; documents related to equipment such as certificate of fitness, installation and user manual, after-sales service contracts, maintenance contracts, technology criteria description, manufacturers’ information, specifications and models, purchase date, operational status, repair and maintenance records, compatibilities of equipment with procedures, etc; and

5)	Project Supervision Contract.

5.3.3 Accounting Information Delivery.  The following shall apply to the Target Company and Golden Trust:
1)
Accounting information shall be transferred in accordance with the audited results on the assets and the condition of operations of the Target Company and Golden Trust as of the closing date as determined by the auditing firm Sherb & Co., LLP and the date of the Financial Statements including detailed schedules and aging reports of all assets and liabilities;

2)
Party B shall provide: evidence for tax payments in Fiscal 2010 until the Closing Date, provided by the State and Local Tax Bureau; evidence of full amount payments for electricity, water, and sanitation services in Fiscal 2010 until the Closing Date , provided by the suppliers of power, water, and sanitation services.

Party B shall deliver the accounting book to Party A for safekeeping, including but not limited to the purchase contracts and original invoices for the assets (valued at RMB 200,000 or more).
5.3.4 Delivery of Incorporation Documents
Upon change of equity ownership and legal person of the Golden Trust at Shanxi Administration for Industry and Commerce and issuance of new business license (including original and copy), and change of equity ownership and legal person of the Target Company at BVI and issuance of new business license (including original and copy), Party B shall deliver the new business license to Party A; Party A and B shall turn in all the corporate seals of the Target Company and Golden Trust that are held by either party to the management jointly designated by both parties.
6.	Mutual Covenants of Parties after Transaction
6.1 Covenants of Party A
Besides the obligations stipulated in other sections of this Contract, Party A is obliged to perform the items as follows:

a)	Party A shall make payment for the transaction in accordance with the provisions of this Contract;
b)
After the new business license is issued, Party A shall sign off and execute the supplementary contracts in which it is one of engaging parties (if there is any), and facilitate its related parties to sign off and execute the supplementary contracts in which its related party is one of engaging parties (if there is any);

c)	Party A shall handle other matters requested by the Target Company in accordance with other written provisions of this Contract.

 6.2 Covenants of Party B
Besides the obligations stipulated in other sections of this Contract, Party B is obliged to perform the items as follows:
(a)
Party B shall file applications and registration with government agencies to obtain the applicable approvals and related official documentation, and provide Party A and the Target Company with the official documents issued by government agencies and other documents related to the business or joint operations of the Target Company;

(b)	Party B shall assist the Target Company in obtaining the revised or updated approvals concerning its business operations;
(c)
After the business license is issued, Party B shall sign off and execute the contracts in which Party B is one of engaging parties (if there is any), and facilitate each of its related parties to sign off and execute the contracts in which it related party is one of engaging parties (if there is any);

(d)	Party B shall handle other matters requested by the Target Company in accordance with other provisions of this Contracts; and
(e)	Continuously manage the Target Company in accordance with the requirements of Party A.

7           Business Operations

 The operations of the Target Company shall be conducted in accordance with the Management Contract signed by both parties on the Closing Date.

8	Non-Competition
8.1	Restriction
(a)
Exclusive of any “Approved Company”, as hereinafter defined and unless having received prior approval from Party A in writing, Party B or Kong Tung shall not individually or jointly, or through any person (or on behalf of any person), directly or indirectly, perform the following actions regarding the distribution, sale or production of magnesium ingot, any metal alloy which includes magnesium as a component, magnesium powder, iron ore or any other product that CDII or any of its subsidiaries engages in (the “Protected Business”):

(i) become an investor, lender, employee, director, consultant or advisor of, or otherwise affiliated with any company engaged in a Protected Business.
(ii) Attempt to conduct the following competitive behaviors against Target Company with anyone who is or used to be the client of Target Company during the term of this contract:

(1) Place orders
(2) Make transactions; or
(3) encourage anyone, directly or indirectly, to place orders or make transactions;
(iii) In order to employ such personnel by any party other than the Target Company, encourage or contact the following persons: current employees, officers or managers of the Target Company, or the employees, management, or department manager who worked with the Target Company in the past two years. The exception is the employees who were temporarily transferred from either party to the Target Company and have returned at the expiration of the term.

8.2	Treatment of Invalid Provisions
(a)
Each of the restrictive provisions of section 8.1 is severable and independently applicable, and the invalidity or no force of certain restrictive provisions does not have effect on other restrictive provisions.

(b)
Each party confirms that the restrictive provision of section 8.1 is reasonable and necessary to protect the interests of the Target Company. If any part of the restricted provisions is invalid but turns effective after having removed or reduced the scope of implication, the section shall be revised as mentioned above to make it valid and enforceable.

8.3	Duration
The restrictive provisions in section 8.1 have effect on Party B and Kong Tung and shall remain in effect for the term of the Management Agreement and for a period of two years thereafter.

9	Labor Management

9.1	Employees of the Target Company. The Target Company has no employees.

9.2	Employees of Golden Trust
Party B will assist in terminating the employment of all current employees of Golden Trust, if required under Chinese law. The costs associated with employment termination are the responsibility of Party B unless such costs are reserved for and set forth in the Closing Acquisition Balance Sheet. If labor disputes occur due to this equity transfer, Party B is responsible for dealing with any labor disputes and staff recruitment, hiring, dismissal, resignation, wages, benefits and other related issues that are not set forth in the Closing Acquisition Balance Sheet.

9.3Upon the closing of the equity transfer of the Target Company, all employees of Golden Trust who return to work shall have Party B’s assistance. The labor management such as wages shall be conducted in accordance with the applicable provisions of the Management Contract.

9.3

Party B promises to assist Golden Trust with fore-mentioned employee and labor issues of Golden Trust. If labor issues occur among the employees of Golden Trust, Party B and Golden Trust shall share responsibilities to handle the issues other than payment of any costs or expenses which are provided for in Section 9.2 above.

10           Taxes and Insurance

10.1	Income tax, customs duties and other taxes
(a)	The Target Company and Golden Trust should pay taxes in accordance with the relevant tax laws of the jurisdiction where such entity was legally established.
(b)
After the business license is issued (or the Target Company obtains the appropriate qualifications in accordance with applicable laws), the Target Company shall apply to government agencies for tax incentives in connection with relevant laws as soon as possible.

(c)	The Chinese and foreign employees of Golden Trust should pay personal income taxes according to the relevant provisions of Chinese tax laws.
(d)
Party B shall be responsible for the payment of any taxes, fines, penalties or late charges due as a result of taxes due by the Target Company and Golden Trust prior to the Closing Date unless such amounts are reserved for and set forth in the Closing Acquisition Balance Sheet.

10.2	Insurance
(a)
If required by the Board of Directors of the Target Company, Golden Trust shall at all times purchase the full and sufficient insurance policies at its own expenses from the insurance companies established in China. The coverage shall include fire and other policies generally applicable to the industry in which Golden Trust operates.

(b)
The insurance policies to protect from the risks for properties, vehicles and other factors shall be purchased in RMB or foreign currency (subject to the circumstances). The types, scopes, and amounts of insurance policies are determined by the Board of Directors of Marvelous in accordance with relevant laws.

11	Representations, Warranties and Indemnification
11.1	Party B and Golden Trust represents and warrants to Party A that:
11.1.1	No consents or approvals from third parties or any governmental authority is required to complete the sale of the Acquired Interest by Party B to Party A.
11.1.2
The Target Company and Golden Trust are in compliance with, all permits, licenses and government authorizations and have filed all notices and paid all fees and taxes that are required under all applicable governmental regulation in the the jurisdiction where such respective entity was legally established relating to protection of the environment, pollution control, production of magnesium, the operation of Target Company’s magnesium production facility and hazardous materials (the “Governmental Regulations”)  and the Target Company and Golden Trust are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder.

As used in this Contract, the term “hazardous materials” means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical  liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Target Company is in any way governed by or subject to any Governmental Regulation in the PRC.

11.2               Party A and Party B. Each party represents and warrants to the counterpart that on the date hereof:

(a)	The Parties meet all qualification requirements of applicable Chinese laws and regulation authorities on Chinese or foreign investors in the scope of industries that the Target Company operates;
(b)	The Parties are independent legal persons duly organized, validly existing in good standing under the laws of the place of their respective establishment or incorporation;
(c)
The Parties have obtained the right to make consent, approve and implement all necessary actions in order to effectively enter into and validate this Contract. The Parties have the full right to enter into this contract and to perform their respective obligations hereunder;

(d)	The Parties have authorized their respective representatives to sign this Contract and from and after the signing date the provisions of this Contract shall be legally binding upon them;
(e)
If a Party fails to initiate or take any measures to threaten legal proceedings or any application for dissolution, the Party shall file for bankruptcy or insolvency application, or appoint the liquidation committee or designate a manager to manage the assets or business;

(f)
The Parties execution of this Contract and the performance of their respective obligations hereunder: (i) shall not violate any provisions of their respective business license, articles of incorporation, articles of association or similar organizational documents; (ii) shall not violate any applicable laws or any governmental authorization or approval; and (iii) shall not violate or result in a default under any contract to which they are a party or to which they are subject; and (iv) shall not violate any rulings or arbitrations, or the decisions or regulations of any governmental authorization to which they are subject;

(g)
No lawsuit, arbitration or other legal or governmental proceeding is pending or, to its knowledge, has threatened against either Party that would affect its ability to perform their respective obligations under this Contract;

(h)
Party B has disclosed to Party A all documents issued by any governmental department that may have a material adverse effect on the Target Company and Party B’s ability to fully perform its obligations to the Target Company under this Contract, and the documents previously provided by Party B do not contain any misstatements or omissions of material facts.

11.3	Consequences of Inaccuracy in Representations and Warranties
If any of items in Section 11.1 or 11.2 are not accurate in all material respects on the date hereof and as of the Closing Date or a Party to this Contract fails to perform any other term or condition of this Contract, the party who is responsible for performance of that term or condition shall be in material breach of this Contract.

11.4	The Responsibilities for Breach of Representations and Warranties
If one party breaches any of its representations or warranties or obligations in sections 11.1, 11.2, 11.3 or any other section of this Contract, the non-breaching party may seek any possible relief based on this Contract or applicable laws and the defaulting party shall indemnify the non-defaulting party or the Target Company for any loss, damages, costs, expenses, liabilities, claims, law suits or other legal proceedings, liabilities, judgments, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is instituted or not due to the breach. Party A may off-set any amounts it owes Party B against the balance of any unpaid portion of for the Purchase Price as a result of any amounts due Party A by Party B under this Section 11.4 or a breach of any other term or condition of this Contract.

11.5                Party B’s full obligations, responsibilities and commitment under this Contract, and the guarantee duration is 4 years after the Contract is signed.

12	Breach of Contract

12.1 Remedies for the Breach of Contract
Except as otherwise provided in other provisions of the Contract, if one party (“breaching party”) does not perform under the Contract any one of the major obligations or fundamentally breaches the Contract, the other party “injured party” may:
(a)
Issue written notice to the breaching party explaining the nature and the scope of the breach and require the breaching party to compensate at their own expense during a period of no less than 20 days as specified in the notice ( but the breaching party shall not be granted a remedy period if it makes any untrue and inaccurate representations and warranties under section 11.1, 11.2 and 11.3 or violate any other provision of this Contract), and

(b)
If the breaching party fails to remedy during the cure period (or, if not granted such remedy period, then any time after such breach), the injured party may directly file claims for foreseeable loss caused by the breach.

12.2	Limitation of Liability

Regardless of any other provisions of the Contract, except for a Party who violates Section 13 (Confidentiality), no Party shall be held liable or responsible to the other Party for loss of income or profit, business loss, goodwill or any indirect or consequential loss or liability.  Under any circumstance, the total accumulated loss, damage or compensation shall be up to a maximum of the total amount of the Purchase Price, except that the violation of Section 13 (Confidentiality) or infringement of intellectual property rights.

13	Duties of Confidentiality
13.1 Confidentiality
Prior to entering into this Contract, one party ("Disclosing Party") has or may from time to time disclose confidential information to the other party ("Recipient"). For a period of two (2) years after the Closing Date, the Recipient must:
(a) keep the confidentiality of confidential information;
(b) not use confidential information for the purposes other than the ones explicitly defined by the Contract;
(c) limit the disclosure of the confidential information to the employees and agents (including attorneys, accountants, bankers and consultants) necessary to evaluate the transaction, and they must have signed a written nondisclosure contract (whose provisions shall not be less stringent than the provisions of section 13 (collectively, "Permitted Exposure Party”).

13.2	Exceptions
The provisions of section 13.1 above shall not apply to information that:
(a)	Can be shown to be known by the Recipient by written records made prior to disclosure by the disclosing party;
(b)	Is or becomes public knowledge otherwise than through the Recipient’s breach of this Contract; or
(c)	Was obtained by the Recipient from a third party having no obligation of confidentiality with respect to such information.

13.3	Rules
Each party shall formulate rules and regulations to inform its directors, senior staff, and other employees, and those of their affiliates of the confidentiality obligation set forth in this section.

14	Force Majeure
14.1 Definition of Force Majeure
Force Majeure shall mean all events which are beyond the control of the parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.

14.2	Consequences of Force Majeure
(a)
If an event of Force Majeure occurs, a party’s contractual obligations affected by such as an event under this Contract shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.

(b)

(c)
The party claiming Force Majeure shall promptly inform the other parties in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The party claiming force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

(d)
In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

15           Disputes Resolutions
15.1 Friendly Consultations
In the event of any dispute, controversy or claim arising out of or relating to this Contract, or the breach, termination or invalidity hereof (“dispute”), the parties shall attempt in the first instance to resolve such dispute through friendly consultations.

15.2	Arbitration
(a)
In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were first requested in writing by a party, then any party may submit the dispute for arbitration in Beijing before the China International Economic and Trade Arbitration Commission (“CIETAC’) in accordance with CIETAC Arbitration Rules then in force.

(b)
The arbitration tribunal shall consist of three arbitrators, one appointed by each party and, if either of the parties fails to appoint an arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.

(c)
A third arbitrator (the “Presiding Arbitrator”) shall be appointed by Contract between the parties, and if the parties fail to jointly appoint the Presiding Arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.

(d)
All costs of arbitration (including but not limited to arbitration fees, costs of arbitrators and legal fees and disbursements) shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(e)	The arbitration proceedings shall be conducted in Chinese.

15.3	Procedural Compliance

The parties undertake:
(a)	to comply strictly with the time limits specified in the Arbitration Rules for the taking of any step or the performance of any act in or in connection with any arbitration; and
(b)
to comply with and to carry out, in full and without delay, any procedural orders(including, without limitation to, any interim measures of protection ordered) or any award (interim or final) made by the arbitral tribunal.

15.4	Enforcement of the Arbitration
Each of the parties irrevocably:
(a)	agrees that any arbitration result shall be final and binding on both parties;
(b)
undertakes that it will execute and perform the arbitral award fully and without delay. In the event of judicial acceptance and an order of enforcement, each party expressly waives all rights to target thereto, including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state; and

(c)
waives any rights which it may have to contest the validity of the arbitration agreement set forth in this section or the jurisdiction of the relevant arbitration institution to hear and to determine any arbitration begun.

   When any dispute occurs and is the subject of friendly consultations or arbitration, the parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Contract.

15.5	Governing Laws
The legal force, interpretation and implementation of this Contract are governed by the laws of the People’s Republic of China.

16	Miscellaneous Provisions
 16.1 Binding Effect
 This Contract is made for the benefit of the parities hereto and their respective lawful successors and Party A and is legally binding on them.

16.2	Amendment
 This Contract shall not be changed verbally, but only by a written instrument signed by the parties; if applicable laws states otherwise, then written consents and the approval from related approving authorities are required before amending this contract.

16.3	Confidentiality of this Contract
The existence of this Contract, as well as its contents, shall be deemed to fall within the scope of confidential information and subject to section 13, and shall not be disclosed in whole or in part to any person or entity, except (i) to a Permitted Disclosure Party, (ii) to authorized securities regulators or exchanges in accordance with applicable laws or the relevant rules of the securities exchange to which the party in question is subject, (iii) to officials in relevant government departments pursuant to the requirements of applicable laws, (iv) in order to fulfill any conditions precedent to the effectiveness of this Contract or (v) for the purpose of the performance by a party of its obligations or exercise of its rights hereunder or relating hereto, or (vi) for the purpose for the business of the Target Company after it is established.

16.4	Notification

 (a) Any notice or written communication provided for in this Contract by either party to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in Chinese with English translation (if the English translation is ambiguous, Chinese version prevails) and delivered:

      (i) by hand;
(ii) by courier service delivered letter, or
(iii) by fax.

(b) Notices shall be deemed to have been delivered at the following times:
(i) If by hand, on reaching the designated address and subject to return receipt or other proof of delivery;
(ii) If by courier, the fifth business day after the date of dispatch, and
(iii) If by fax, upon the next business day following the date marked on the confirmation of transmission report by the sender’s fax machine, indicating completed uninterrupted transmission to the relevant facsimile number.

(c) During the term, each party may change its particulars for receipt of notices at any time by notice given to the other party in accordance with this section 16.4.

Party A: CDI China, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, USA
Fax Number: (954) 363-7320
Email: generalcounsel@cdii.net

Party B: Shareholders of Marvelous Honor Holding Inc.: Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin Cui
Legal Representative Mailing Address: Xumin Cui, 10-6 Beiliang Dongtaibao Village, Hao Zhuang County, Yingze District, Taiyuan City, Shangxi Province, China.
Fax Number: ________________________________
Attention to: ________________________________

Target Company: Marvelous Honor Holding Inc.
Address: Rm51,5th Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam.
Fax Number: ________________________________
Attention to: ________________________________

 Golden Trust:
16.5	Severability
 The Invalidity of any provision of this contract shall not affect the validity of any other provision of this contract.

16.6	Entire Contract
 This Contract and the Schedules and Annexes hereto constitute the entire Contract between the parties hereto with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and Contracts between them.

16.7	Waiver
 Either party’s failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

16.8	Further Endeavors
 A party shall, at any time, upon the request of the other party, sign (or facilitate the third party to sign) and procure (or facilitate the third party to procure) the execution of such documents, Contracts, contracts or deeds.

16.9	Target company Bylaws
 If there are discrepancies between the Target Company’s Bylaws and this Contract, this Contract supersedes.

16.10	Schedules and Annexes
 The schedules and annexes of this Contract are inseparable, and have the same legal binding as the provisions in the contract. If there are discrepancies between the provisions in the Contract and the terms and sections in the schedule or annexes, the provisions of the Contract supersedes.

16.11	Securities Laws

Party A and Party B understand and agree that the consummation of this Contract including the delivery of the Purchase Price to Party B in exchange for the Acquired Interest as contemplated hereby constitutes the offer and sale of securities under the United States Securities Act of 1933 (the “Act”).  Party A, Party B, CDII and Target Company agree that such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of the Act, which depends, among other items, on the circumstances under which such securities are acquired.

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, Party B shall execute and deliver to CDII an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit II.

16.12	Text

This Contract shall have [10] copies of the original Chinese version, and [10] copies of original English version. Both versions shall have the same legal effect. If the English translation is ambiguous, the Chinese version shall prevail.

Both parties have, on the date indicated on the front page of this contract, in the People’s Republic of China, through their authorized representative, signed this contract.

Party A: CDI China, Inc.

Signature: /s/James (Yuejian) Wang
Printed Name: James (Yuejian) Wang
English Name: James Wang
Title: President
Nationality: U.S.

Party B: Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin Cui (Shareholders of Marvelous Honor Holding Inc.):

Signature:                      /s/ Lianling Dong    /s/Ping Liu        /s/Jianzhong Ju       /s/Lifei Huang         /s/Xumin Cui
English Name:                 Lianling Dong       Ping Liu           Jianzhong Ju          Lifei Huang            Xumin Cui

Nationality: China HongKong
Date: 08/30/2011

Target Company: Marvelous Honor Holding Inc.

Signature: /s/Xumin Cui
Printed Name: Xumin Cui
English Name: Xumin Cui
Title: Executive Director
Nationality: China HongKong
Date: 08/30/2011
Golden Trust Magnesium Industry Co., Ltd.

Signature: /s/ Kong Tung
Printed Name: Kong Tung
English Name: Kong Tung
Title: Chairman
Nationality: China HongKong
Date: 08/30/2011

Kong Tung

Signature: /s/ Kong Tung
Printed Name: Kong Tung
English Name: Kong Tung
Nationality: China HongKong
Date: 08/30/2011

Exhibit II - Definition and Interpretation

Part 1 - Definition

Unless specified in the terms or context of the contract, the below terms are defined as follows:

1.
“Subsequent approvals” refer to the approvals, consents, registrations, and permits (not including approval for establishment and approval for tax breaks) from the government regarding the validity and enforceability of the Target Company’s operational activities listed on Annex 4 of this Contract or any other supplementary contracts.

2.	“Annexes” refer to the required documents provided by the Target Company to obtain approvals from and registration with Chinese government agencies.

3.
“Applicable Laws” means the laws, regulations, rules, and the notices, orders, decisions or other public notification documents issued by the legislative, executive or judicial branches, applicable to the parties or the Target Company of this Contract.

4.	“Certificates of Approval” refer to the certificates approving the establishment of the Target Company, this Contract and Company Bylaws that are issued by the approving authorities.

5.	“Approvals” refer to the approvals signed and issued by approving authorities regarding the establishment of the Target Company, this Contract and Company Bylaws.

6.	“Company Bylaws” refer to the bylaws of the Target Company to be established by its Board of Directors.

7.	the “Transferor” refer to Party B, Marvelous Honor Holdings Inc. Shareholders are Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, and Xumin Cui

8.
“Confidential Information” refers to all information of business, sales, technology or any other information that disclosed with label of confidentiality, under confidential condition, or regarded to be confidential by both parties based on logical business determination.

9.	“Contract” shall have the meaning given in the beginning parts.

10.	“Effective Date” means the effective date of this Contract, which is the Closing Date.

11.
“Financial Statements” mean the respective unaudited financial statements as of June 30, 2011 along with the Accounts Detail which are a part thereof of the Target Company and Golden Trust, as the case may be.

“Fiscal 2010” means the 12 month period ending September 30, 2010.

12.
“Restriction of Property Rights” means any claims, deposits, set security interest, mortgage, guarantee, pledge, options, equity, selling rights, or any other third party interest, retention of title, priority, preemption or any other form of security interest.

13.	“Force Majeure” shall have the meaning defined in section 15.1.

14.
“Taxation” means any relevant taxes collected from the Target Company by any taxing collectors at any taxing location (including but not limited to, VAT, sales tax, stamp duty or other taxes, deductions or withholding taxes (regardless of natures and names)

15.
“Trade Secrets” means any technical and operating information that is unknown to the general public, is practical and protected by security measures by the owners, and create economic benefits to the owner.

16.
“Management Agreement” means Management Agreement entered into among Party A,  Yuwei Huang and Kong Tung relating to the management of Golden Trust, among other magnesium facilities, signed on the Closing Date.

17.	“Approved Company” means a company in which Party A owns an interest.

18.
The number of shares refer to the maximium amount of the shares, the actual number of shares shall be adjusted base on Net Other Assets of Golden Trust as set forth in the Closing Acquisition Balance Sheet, the “Closing Acquisition Balance Sheet” is defined as Golden Trust’s balance sheet as of the end of the month prior to the Closing Date.

Exhibit II - Investment Letter

INVESTMENT LETTER

___________________________
___________________________
___________________________

China Direct Industries, Inc.
431 Fairway Drive, Suite 200
Deerfield Beach, FL 33441

Gentlemen:

1.           The undersigned hereby represents and warrants to China Direct Industries, Inc. (the “Company") that (i) the shares of the Company's Common Stock (the "Securities") which are being received by the undersigned are being acquired from China Direct Investments, Inc. in connection with the Equity Transfer Contract entered into among the Company’s subsidiary CDI China, Inc., Marvelous Honor Holding, Inc., and its shareholders Lianling Dong, Ping Liu, Jianzhong Ju, Lifei Huang, Xumin Cui are for the undersigned’s own account and for investment and not with a view to the public resale or distribution thereof; (ii) the undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (iii) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges that it has been furnished with disclosure documents, including, among other things, the Company's Financial Statements.

The undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered.  The undersigned acknowledges that it has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information set forth in the documents referred to above.

The undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities.  These restrictions for the most part are set forth in Rule 144.  The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule.  If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment in the Securities.  The undersigned is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss.

The undersigned's present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following or comparable legend, which the undersigned has read and understands:

The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act").  The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

Very truly yours,

Signature:                      ________________________________
Printed Name:                                ________________________________
English Name: ________________________________
Title:                      ________________________________
Nationality:                      ________________________________
Date:  _____________